Exhibit A

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”) is entered into effective as of the 28th day of November, 2017 (the “Effective Date”) by and between CONSOL ENERGY INC., a Delaware corporation (“Parent”), and CONSOL MINING CORPORATION, a Delaware corporation (“CoalCo”).

WHEREAS, Parent is the record owner of ONE HUNDRED PERCENT (100%) of the outstanding membership interests in (i) CNX RCPC LLC, a Delaware limited liability company (“RCPC”); (ii) MTB LLC, a Delaware limited liability company (“MTB”); (iii) CONSOL Mining Holding Company LLC, a Delaware limited liability company (“CMHC”); (iv) Consol Pennsylvania Coal Company LLC, a Delaware limited liability company (“CPCC”); (v) CONSOL of Kentucky LLC, a Delaware limited liability company (“CKLLC”); (vi) Wolfpen Knob Development Company LLC, a Virginia limited liability company (“WKDC”); (vii) CONSOL Energy Sales Company LLC, a Delaware limited liability company (“CESC”); (viii) CONSOL of Canada LLC, a Delaware limited liability company (“CCLLC”); and (ix) Amvest LLC, a Virginia limited liability company (“Amvest” and, collectively with RCPC, MTB, CMHC, CPCC, CKLLC, WKDC, CESC, and CCLLC, the “Disregarded Entities”);

WHEREAS, Parent is the record owner of ONE HUNDRED PERCENT (100%) of the issued and outstanding shares of CONSOL Energy Canada Ltd., a Corporation formed under the laws of New Brunswick, Canada (“CECLTD” and, collectively with the Disregarded Entities, the “First Tier Entities”);

WHEREAS, CoalCo is a direct, wholly owned subsidiary of Parent;

WHEREAS, Parent desires to contribute, transfer, and assign the membership interests or shares, as applicable, in the First Tier Entities (collectively, the “First Tier Interests”) to CoalCo, and CoalCo desires to accept and assume the First Tier Interests from Parent, whereby CoalCo shall then hold ONE HUNDRED PERCENT (100%) of the outstanding First Tier Interests of any type in the First Tier Entities (such contribution, the “Step 5(a) Contribution”);

WHEREAS, Parent is the record owner of ONE HUNDRED PERCENT (100%) of the issued and outstanding shares (the “Financial Shares”) of CONSOL Financial Inc., a Delaware corporation (“Financial”);

WHEREAS, immediately following the effectiveness of the Step 5(a) Contribution, Parent desires to contribute, transfer, and assign the Financial Shares to CoalCo, and CoalCo desires to accept and assume the Financial Shares, whereby CoalCo shall then own ONE HUNDRED PERCENT (100%) of the Financial Shares and be the sole stockholder of Financial (such contribution, the “Step 5(b) Contribution”):

WHEREAS, Parent is the record owner of ONE HUNDRED PERCENT (100%) of the outstanding membership interests (the “GP Interests”) in CNX Coal Resources GP LLC, a Delaware limited liability company (“CNX Coal GP”) and CNX Coal GP is the record owner ONE HUNDRED PERCENT (100%) of the Incentive Distribution Rights (as defined in that certain Second Amended and Restated Agreement of Limited Partnership of CNX Coal Resources LP, dated as of September 30, 2016, and referred to herein as the “IDRs”) of CNX Coal Resources LP, a Delaware master limited partnership (“CNX Coal MLP” and, together with CNX Coal GP, the “CNX Coal Entities”);

WHEREAS, Parent is the record owner of (i) 5,006,496 Common Units and (ii) 11,611,067 Subordinated Units (each as defined in that certain Second Amended and Restated Agreement of Limited Partnership of CNX Coal Resources LP, dated as of September 30, 2016, and collectively the “MLP Interests” and, collectively with the GP Interests, the “CNX Coal Interests”) of CNX Coal MLP, and, by virtue of the GP Interests, Parent is an indirect holder of the IDRs and an additional ONE AND SEVEN-TENTHS PERCENT (1.7%) of the MLP Interests;

WHEREAS, the CNX Coal Interests represent ONE HUNDRED PERCENT (100%) of the equity interests of any type owned by Parent in CNX Coal MLP;

WHEREAS, immediately following effectiveness of the Step 5(b) Contribution, Parent desires to contribute, transfer, and assign the CNX Coal Interests to CoalCo, and CoalCo desires to accept and assume the CNX Coal Interests, whereby CoalCo shall then own ONE HUNDRED PERCENT (100%) of the CNX Coal Interests previously owned by Parent (such contribution, the “Step 5(c) Contribution”):

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Step 5(a) Contribution. Effective as of 12:01 a.m. EST on the Effective Date, Parent hereby contributes, assigns, and transfers to CoalCo all of Parent’s right, title, and interest in and to the First Tier Interests, and CoalCo hereby accepts the foregoing contribution and assignment from Parent.

2.    End Result of the Step 5(a) Contribution. By virtue of the provisions of this Agreement, effective as of 12:01 a.m. EST on the Effective Date CoalCo shall be the sole member or stockholder, as applicable, of each of the First Tier Entities without any further action by any of the parties hereto.

3.    Step 5(b) Contribution. Effective as of 12:02 a.m. EST on the Effective Date, Parent hereby contributes, assigns, and transfers to CoalCo all of Parent’s right, title, and interest in and to the Financial Shares, and CoalCo hereby accepts the foregoing contribution and assignment from Parent.

4.    End Result of the Step 5(b) Contribution. By virtue of the provisions of this Agreement, effective as of 12:02 a.m. EST on the Effective Date CoalCo shall be the sole stockholder of Financial without any further action by any of the parties hereto.

5.    Step 5(c) Contribution. Effective as of 12:03 a.m. EST on the Effective Date, Parent hereby contributes, assigns, and transfers to CoalCo all of Parent’s right, title, and interest in and to the CNX Coal Interests, and CoalCo hereby accepts the foregoing contribution and assignment from Parent.

6.    End Result of the Step 5(c) Contribution. By virtue of the provisions of this Agreement, effective as of 12:03 a.m. EST on the Effective Date CoalCo shall own ONE HUNDRED PERCENT (100%) of the CNX Coal Interests previously owned by Parent without any further action by any of the parties hereto.

7.    Representations and Warranties of Parent. Parent represents and warrants to CoalCo the following:

(a)    Authorization. This Agreement has been duly and properly authorized by all necessary corporate action on the part of Parent.

(b)    Binding Obligation. Assuming due execution by CoalCo, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

8.    Representations and Warranties of CoalCo. CoalCo represents and warrants to Parent the following:

(a)    Authorization. This Agreement has been duly and properly authorized by all necessary corporate action on the part of CoalCo.

(b)    Binding Obligation. Assuming due execution by Parent, this Agreement constitutes a valid and binding obligation of CoalCo enforceable against CoalCo in accordance with its terms.

9.    Transfer Documents. The parties agree to execute and deliver any documents, certificates, endorsements, powers, or other items as may be necessary or appropriate in connection with the consummation of the distributions and assignments effectuated by this Agreement.

10.    Amendment. This Agreement cannot be amended, modified, or terminated orally. No waiver, extension, or consent will be effective unless evidenced by an instrument in writing duly executed by the party which is sought to be charged with having granted the same.

11.    Headings. The section headings of this Agreement are for convenience of reference only and do not form a part of this Agreement and do not in any way modify, interpret, or otherwise affect the intentions of the parties.

12.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws principles.

13.    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CONSOL ENERGY INC., a Delaware corporation

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Executive Vice President and Chief Administrative Officer

CONSOL MINING CORPORATION, a Delaware corporation

By:	/s/ James Brock
Name:	James Brock
Title:	Chief Executive Officer

[Signature page to Contribution and Assignment Agreement (Step 5(a)–(c))]